Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-165260 and 333-174969) and on Form S-3 (No. 333-173896) of PostRock Energy Corporation of our report dated February 25, 2011 relating to the financial statements of Constellation Energy Partners LLC which appears in Amendment No. 1 to the Current Report on Form 8-K/A of PostRock Energy Corporation dated August 16, 2011.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 16, 2011